Exhibit 99.1

Statera Biopharma Provides Third Quarter 2021 Financial and Corporate Update

Management to Host Conference Call Today, Monday, November 15, 2021, 5:30 p.m. ET

FORT COLLINS, CO., November 15, 2021 — Statera Biopharma, Inc. (Nasdaq: STAB), a leading biopharmaceutical company creating next-generation immune therapies that focus on immune restoration and homeostasis, today reported important corporate events and financial results for the third quarter ended September 30, 2021. Statera Biopharma was formerly known as Cleveland BioLabs, Inc. and merged with Cytocom Inc. on July 27, 2021.

"We are pleased with our operational progress to integrate the portfolio and advance our clinical programs as we prepare to initiate several clinical trials during 2022, including a pivotal Phase 3 trial for our lead drug candidate, STAT-201, in pediatric Crohn’s disease, as well as studies of the TLR5 agonist Entolimod as a treatment for anemia and neutropenia in cancer patients, broaden the STAT-205 program to post-acute COVID-19 and study STAT-401 in pancreatic cancer,” said Michael K. Handley, Chief Executive Officer of Statera Biopharma. “We also expect to further strengthen our cash position to support funding the continued advancement of the Company’s clinical-stage pipeline and drive Statera Biopharma toward multiple value infection points. We may also raise additional funding to capitalize on what we believe are myriad internal and external opportunities in the field of immune modulation and bring hope to patients and their families.”

Recent Business and Corporate Highlights:

●	Statera Biopharma, Inc. changed its corporate name from Cytocom, Inc. on September 1, 2021, and ticker symbol for common stock was updated from “CBLI” to “STAB”.
o

Merger created a company with one of the largest platforms of toll-like immune receptor (TLR) agonists in the biopharmaceutical industry. The expanded pipeline includes TLR4, TLR8 and TLR9 molecules, and the TLR5 agonists, Entolimod and GP532.

●	Statera Biopharma continues to advance its clinical- and development-stage pipeline.
o

Enrollment is expected to begin by the end of 2021 at Loma Linda University Health for Phase 1 pilot study evaluating STAT-205 as a treatment to mitigate progression of SARS-CoV-2, the virus that causes COVID-19.

o

End-of-Phase 2 meeting completed July 2021 for CYTO-201 in pediatric Crohn’s disease; Site selection and set up proceeding in Q4’21 and Pivotal Phase 3 trial expected to begin enrollment in the first quarter of 2022.

o	Clinical trials for STAT-401 in pancreatic cancer and STAT-600 (Entolimod) in hematologic indications expected in 2022.

●	Utilized a portion of capital commitments for debt and equity financing secured prior to the merger to fund growth initiatives and advance internal pipeline.
o	Utilized $7.7 million of the debt facility in the third quarter.
o	Statera has additional funding capacity under these facilities, which will provide the Company with working capital to continue pipeline development.
o	The Company expects to close further funding commitments by year end.

●	Harnessing scientific capabilities and new research alliances to advance discovery and development of second-generation pipeline assets
o	Screening of new immune compounds underway; using tools and capabilities of its subsidiary ImQuest Life Sciences to determine which compounds are likely to succeed in preclinical and clinical trials.
o

Research alliance with La Jolla Institute for Immunology has Statera Biopharma funding four laboratories and selected research projects that will use Statera’s platform technologies to discover new immune-modulating agents targeting toll-like immune receptors to address cancer, autoimmune conditions, and infectious diseases.

Financial Results

●	Form 10-Q filed today is first opportunity for Statera Biopharma to present consolidated financial reports covering the results of Cytocom, Cleveland BioLabs, and ImQuest combined.

●	Under GAAP applicable to the mergers, the financial presentation covers:

o	Income statement for the merged companies only from their respective merger dates;

o	Statements of Assets and Liabilities in the balance sheets only from their respective merger dates;

o	The Income statements and statements of Assets and Liabilities for periods prior to June 24, 2021 cover old Cytocom only;

o	Statements of Equity for all periods cover old Cleveland BioLabs and old Cytocom from a legal and accounting survivor, respectively, as a result of the merger.

●	Highlights of the three three-month period ended September 30, 2021 were:

o

Revenues of $0.24 million from research services provided by the ImQuest subsidiary to its customers. Cost of revenues was $0.12 million, resulting in a gross profit of $0.12 million. No revenues or expenses are included in the period for old Cytocom or old Cleveland BioLabs. There were no revenues in the same period in 2020.

o	A net loss of $12.7 million, or ($0.47) per share, compared to a net loss of $5.7 million, or ($1.84) per share for the same period in 2020.

o

R&D expenses decreased from $4.38 million for the three months ended September 30, 2020 to $3.43 million for the three months ended September 30, 2021, a 21.6% decrease. The decrease is primarily attributable to a $3.8 million decrease in one-time patent expenses for the three months ended September 30, 2020 related to the transfer of intellectual property to the Company by Immune Therapeutics, Inc., partially offset by a $1.6 million increase in expenses associated with STAT-201: Crohn's disease, $0.4 million increase in expenses associated with STAT-401: Pancreatic cancer, and $1.0 million increase in non-program specific expenses.

o

G&A expenses increased from $1.8 million for the three months ended September 30, 2020 to $6.3 million for the three months ended September 30, 2021, an increase of 252.8%.  This increase is primarily related to a $2.6 million increase in payroll expenses of which $1.9 million was for stock-based compensation, a $0.6 million increase in stock listing expenses, a $0.2 million increase in professional fees, and a $1.1 million increase in consultants, insurance, and other general expenses.

o	In the nine months ended September 30, 2021, the Company used $20.1 million of cash in operating activities. It funded these operations with:

■	$13.6 million provided by investing activities, primarily from the net assets acquired in the merger with Cleveland BioLabs;

■

$20.1 million provided by financing activities, in particular net proceeds of $14.7 million from a $15.0 million note issued to Avenue Ventures and $5.7 million due to the issuance of common stock, partially offset by repayments in notes payable and payment of debt issuance costs of $0.4 million.

■	At September 30, 2021, Statera BioPharma reported cash, cash equivalents, and restricted cash of $14.4 million, an increase of $13.8 million over the $0.6 million reported at the end of 2020.

Conference Call & Audio Webcast Details

Statera Biopharma, Inc. will host a conference call and live audio webcast on Monday, November 15, 2021, at 5:30 p.m. ET, to discuss its corporate and financial results for the third quarter 2021.

Telephone Access: U.S. and Canada	800-937-6813
Telephone Access: International	213-660-0853
Access Code for All Callers	2973387
Live Audio Webcast	https://edge.media-server.com/mmc/p/bht979a3

An audio webcast will be accessible via the Investors section of the Company’s website https://www.staterabiopharma.com/investors. An archive of the webcast will remain available for 90 days beginning at approximately 6:30 p.m. ET, on November 15, 2021.

About Statera Biopharma

Statera Biopharma is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, neutropenia/anemia, emerging viruses and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. Statera has one of the largest platforms of toll-like receptors (TLR) in the biopharmaceutical industry with TLR4 and TLR9 antagonists, and the TLR5 agonists, Entolimod and GP532. TLRs are a class of protein that plays a key role in the innate immune system. Statera is developing therapies designed to directly elicit within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Statera has clinical programs for Crohn’s disease (STAT-201), hematology (Entolimod), pancreatic cancer (STAT-401) and COVID-19 (STAT-205) in addition to potential expansion into fibromyalgia and multiple sclerosis. To learn more about Statera Biopharma, please visit https://www.staterabiopharma.com/.

Forward Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the Company's expected clinical development timeline for the Company's product candidates, future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "should," "estimate," "expect," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company's control. The company's actual future results may differ materially from those discussed here for various reasons. The Company discusses many of these risks under the heading "Risk Factors" in the proxy statement/prospectus filed with the SEC on June 10, 2021, as updated by the company's other filings with the SEC. Factors that may cause such differences include, but are not limited to, the outcome of any legal proceedings that have been or may be instituted against the company related to the merger between Cleveland BioLabs and Cytocom; unexpected costs, charges or expenses resulting from the merger; the Company's need for additional financing to meet the Company's business objectives; the Company's history of operating losses; the Company's ability to successfully develop, obtain regulatory approval for, and commercialize the Company's products in a timely manner; the Company's plans to research, develop and commercialize the Company's product candidates; the Company's ability to attract collaborators with development, regulatory and commercialization expertise; the Company's plans and expectations with respect to future clinical trials and commercial scale-up activities; the Company's reliance on third-party manufacturers of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to serve those markets; the rate and degree of market acceptance of the Company's product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of the Company's third-party suppliers and manufacturers; the success of competing therapies that are or may become available; the Company's ability to attract and retain key scientific or management personnel; the Company's historical reliance on government funding for a significant portion of the Company's operating costs and expenses; government contracting processes and requirements; the exercise of significant influence over the Company's company by the Company's largest individual stockholder; the impact of the novel coronavirus ("COVID-19") pandemic on the Company's business, operations and clinical development; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; the Company's ability to obtain and maintain intellectual property protection for the Company's product candidates; the Company's potential vulnerability to cybersecurity breaches; and other factors discussed in the Company's SEC filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the risk factors discussed under the heading "Risk Factors" in the proxy statement/prospectus the company filed in connection with the merger on June 10, 2021. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

- Financial Statements to Follow –

STATERA BIOPHARMA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$9,216,349	$593,869
Short-term investments	233,642	—
Accounts receivable	144,244	—
Due from subsidiary	—	329,330
Prepaid expenses	2,688,472	—
Other current assets	1,045,332	2,547
Total current assets	13,328,039	925,746
Non-current assets:
Operating lease right-of-use assets	840,590	101,048
Restricted cash	5,000,000	—
Goodwill	76,972,668	—
Intangible assets, net	1,575,278	—
Property and equipment, net	119,133	8,690
Contract asset	192,222	—
Total non-current assets	84,699,891	109,738
Assets of discontinued operation	8,123
Total assets	$98,036,053	$1,035,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,928,805	$2,687,847
Current portion of operating lease liabilities	198,302	30,758
Deferred revenue	506,032	—
Stock issuances due	470,828	—
Notes payable	2,883,333	1,902,237
Advances from related party	200,000	—
Total current liabilities	10,187,300	4,620,842
Operating lease liabilities, net of current portion	737,403	70,380
Long-term debt	12,916,667	—
Total long-term liabilities	13,654,070	70,380
Liabilities of discontinued operation	63	—
Total liabilities	23,841,433	4,691,222
Stockholders’ equity (deficit):
Preferred stock, $.005 par value; 1,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $.005 par value; 150,000,000 shares authorized as of September 30, 2021 and 25,000,000 shares authorized as of December 31, 2020; 32,095,520 shares issued and outstanding as of September 30, 2021 and 13,376,062 shares issued and outstanding as of December 31, 2020	160,478	160,478
Additional paid-in capital	126,220,319	23,946,747
Accumulated other comprehensive loss	(2,014)	—
Accumulated deficit	(52,256,361)	(27,762,963)
Total Statera Biopharma, Inc. stockholders’ equity (deficit)	74,122,422	(3,655,738)
Noncontrolling interest in stockholders’ equity	72,198	—
Total stockholders’ equity (deficit)	74,194,620	(3,655,738)
Total liabilities and stockholders’ equity	$98,036,053	$1,035,484

See Notes to Condensed Consolidated Financial Statements.

December 31, 2020 capital structure is not retroactively restated for the recapitalization as a result of the merger.

STATERA BIOPHARMA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Grants and contracts	$236,519	$-	$236,519	$-
Cost of Revenue:
Cost of goods sold	115,927	-	115,927	-
Gross Profit	120,592	-	120,592	-
Operating expenses:
Research and development	3,434,977	4,383,325	6,274,936	4,509,890
Sales and marketing expense	23,242	-	26,037	-
General and administrative	6,306,323	1,787,333	14,981,086	2,284,577
Total operating expenses	9,764,542	6,170,658	21,282,059	6,794,467
Loss from operations	(9,643,950)	(6,170,658)	(21,161,467)	(6,794,467)
Other income (expense):
Interest and other income (expense)	(3,089,301)	491,817	(3,463,572)	(1,069,403)
Total other income (expense)	(3,089,301)	491,817	(3,463,572)	(1,069,403)
Income from discontinued operations, net of income taxes	(1)	-	(1)	-
Net loss	(12,733,250)	(5,678,841)	(24,625,038)	(7,863,870)
Net loss attributable to noncontrolling interests	13,419	-	13,419	-
Net loss attributable to Statera Biopharma, Inc.	$(12,719,831)	$(5,678,841)	$(24,611,619)	$(7,863,870)
Net loss attributable to common stockholders per share of common stock, basic and diluted	$(0.47)	$(1.84)	$(0.86)	$(1.13)
Weighted average number of shares used in calculating net loss per share, basic and diluted	27,036,583	3,081,294	28,671,422	6,957,095

See Notes to Condensed Consolidated Financial Statements.

STATERA BIOPHARMA, INC. AND SUBSIDIARIES

SUMMARIZED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2021	2020	Variance
Cash flows used in operating activities	$(20,064,262)	$(8,363,019)	$(11,701,243)
Cash flows provided by (used in) investing activities	13,559,901	(6,613)	13,566,514
Cash flows provided by financing activities	20,128,855	8,688,090	11,440,765
Effect of exchange rate on cash and cash equivalents	(2,014)	-	(2,014)
Increase in cash and cash equivalents	13,622,480	318,458	13,304,022
Cash and cash equivalents at beginning of period	593,869	1,650	592,219
Cash, restricted cash and cash equivalents at end of period	$14,216,349	$320,108	$13,896,241

Contacts:

Statera Biopharma

Nichol Ochsner

Executive V.P. Investor Relations and Corporate Communications

(732) 754-2545

nichol.ochsner@staterabiopharma.com

Tiberend Strategic Advisors, Inc.

Maureen McEnroe, CFA (Investors)

(212) 375-2664

mmcenroe@tiberend.com

Johanna Bennett (Media)

(212) 375-2686

Jbennett@tiberend.com